Sun Life Assurance Company of Canada (U.S.) Sun Life Assurance Company of Canada Application for Life Insurance

One Sun Life Executive Park

Wellesley Hills, Massachusetts 02481
Please PRINT clearly.	1. Name of Proposed Insured
2. Address
	3. Sex ☐ Male ☐ Female	4. Date of Birth (mm/dd/yy)	5. Social Security Number
Coverage Selection

6. Application for Life Insurance to:

A. Sun Life Assurance Company of Canada (U.S.):

☐ Futurity Corporate VUL (Flexible Premium Variable Universal Life Insurance)

☐ Additional Protection Benefit (APB) Rider

☐ Other

B. Sun Life Assurance Company of Canada : ☐ Sun Life Corporate UL (Flexible Premium Adjustable Life Insurance) ☐ Additional Protection Benefit (APB) Rider ☐ Other

C. Specified Face Amount	APB Rider Face Amount
D. Death Benefit Option: ☐ Option A (Specified Face Amount) ☐ Option B (Specified Face Amount plus Account Value)
7. Definition of Life Insurance Test to be used: ☐ Cash Value ☐ Guideline Premium
8. Issue Date Requested (mm/dd/yy)
9. Premium Mode: ☐ Annual ☐ Semi--Annual
10. Planned Periodic Premium
Beneficiary and Owner Designation
11. Beneficiary Designation (if Trust, provide Trust Information)		Relationship
12. Owner (if other than Proposed Insured)
Address
Relationship	S.S. Number or Tax I.D. Number	Date of Trust (mm/dd/yy) (if applicable)

Questions 13 - 15 (to be completed for both GI and Expanded GI Applications)

13. During the past three months, has the Proposed Insured been actively at work on a full--time basis, at least 30 hours per week in a normal capacity, and not been absent for more than five consecutive days due to illness or medical treatment? ☐ Yes ☐ No

If ""No,"" give details.

14. Has the Proposed Insured used tobacco (cigarettes, cigars, chewing tobacco, pipe, etc.) or any other substance containing nicotine, including Nicorette gum, within the past twelve months?

☐ Yes ☐ No

If ""Yes,"" give name and number of each product used per day.

15. In connection with the policy applied for, does the Owner intend to replace, borrow against, surrender or discontinue existing insurance or annuities (including group) in force with this or any other insurer? ☐ Yes ☐ No

If ""Yes,"" give details.

[The following sections are to be completed only for Expanded GI Applications.
Question 16

16. In the past 10 years, has the Proposed Insured been treated for:

Any disorder of the heart or blood vessels, tumor or cancer, diabetes, stroke, or any disorder of the blood, lungs, kidneys, drug or alcohol use, depression or been diagnosed or treated by a doctor or other medical practitioner for Human Immunodeficiency Virus or Acquired Immune Deficiency Syndrome (AIDS)?

☐ Yes ☐ No

If ""Yes,"" give details.

Consent to Insure:

I agree to the purchase or exchange of life insurance on my life by the Owner listed on this Application for Life Insurance. The policy(ies) on my life will be wholly owned by the Owner and I will possess no rights to or receive any benefits from the life insurance policy(ies). I understand that the initial Face Amount may increase and the ultimate Death Benefit the Beneficiary receives may be greater than the employee benefits I receive from the Corporation. The Insurer can change the Amount of Insurance in accordance with the Owner''s written request to change such Amount. Each change shall be subject to the Insurer''s underwriting limitations and requirements then in effect.

Signature of Proposed Insured	Date

Signature of Witness/Sales Representative	License No.

Authorization for Release and Disclosure of Underwriting Information

I hereby authorize any: (a) physician, health care provider, medical professional, hospital, clinic, or other medical or health care related facility or service; (b) insurance company; (c) state department of motor vehicles; (d) consumer reporting agency; or the Medical Information Bureau, Inc., to disclose or furnish to the Underwriting Department of Sun Life Assurance Company of Canada or Sun Life Assurance Company of Canada (U.S.)(together, the ""Company"") their subsidiaries, affiliates, third party administrators, and reinsurers, any and all information relating to me. I understand that such information may include records relating to my physical or mental condition such as diagnostic tests, physical examination notes and treatment histories.

I understand that the Company will use the information it obtains to determine if I am eligible for life insurance coverage with the Company and to determine the premium to be paid for such coverage.

I hereby authorize the Company to disclose any information it obtains about me to the Medical Information Bureau, Inc. or any other life insurance company with which I do business. I understand that the Company will not disclose information it obtains about me except as authorized by this Authorization, as may be required or permitted by law or as I may further authorize. I understand that if information is re--disclosed as permitted by this Authorization, it may no longer be protected by applicable federal privacy law.

I understand that: (a) this Authorization shall be valid for twenty--four (24) months from the date I sign it; (b) I may revoke it at any time by providing written notice to Underwriting Department of the Company, subject to the rights of any person who acted in reliance on it prior to receiving notice of its revocation; and (c) my authorized representative and I are entitled to receive a copy of the Authorization upon request. The address of the Company is provided on page one (1).

A copy of this Authorization shall be as valid as the original.

Signed at
Signature of Proposed Insured

Date

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To be completed by the Owner for GI and Expanded GI Applications:
Owner''s IRS Certification:

I hereby certify to the best of my knowledge and belief that (1) the Owner''s taxpayer identification number, as listed, is correct and (2) I am not subject to backup withholding because (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding and (3) I am a U.S. person (including a U.S. resident alien). Cross out item 2 if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. The IRS does not require your consent to any provision of this document other than the certification required to avoid backup withholding.

Signature of Owner/Taxpayer	Date

Corrections and Amendments
For Home Office use only.
Signature Section

DECLARATION:

By signing this Application I understand and agree that:

a) all statements and answers in this Application are true and complete to best of my knowledge and belief. They will be used by the Insurer to which this Application is submitted (the ""Company"") to form the basis of any life insurance policy to be issued;

b) no insurance requested in this Application will be effective: (1) until a policy is issued during the lifetime of the insured, and (2) until the Company has received the first full premium due on the Application requested, and (3) unless the statements made in this Application continue to be complete and true from the date of application through the date the policy is delivered;

c) no licensed sales representative or other person, except the Company''s President, Secretary or Vice--President has the authority to make or modify any life insurance policy; to make a binding promise or decision about coverage or benefits; to change or waive any terms or requirements of any Application or life insurance policy;

d) in accepting any life insurance policy which may be issued, I also accept all corrections and amendments which may be made by the Company, as recorded in the correction and amendment section of this Application;

e) the Owner shall have the right, without the consent of the Insured, to make written requests, from time to time, to change the amount of life insurance coverage;

f) any illustration prepared in connection with this Application does not form a part of any life insurance policy which may be issued. The actual performance of any such policy, including account values, cash surrender values, death benefit and duration of coverage, will be different from what may be illustrated because the hypothetical assumptions used in an illustration may not be indicative of actual future performance. I acknowledge that any credited rates of interest or investment experience of any separate account shown in an illustration are not estimates or guarantees of actual future performance;

g) all the policy features, including the availability of the APB rider and the financial impact of the base policy/APB rider mix selected, have been reviewed with me by the Sales Representative whose name is listed below.

h) in connection therewith, it is expressly acknowledged that the policy, as applied for suitable for my insurance needs and my anticipated financial objectives;

i) I understand that any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison.

SUITABILITY: (for flexible premium variable universal life Applications only)

I also hereby understand and agree that all values and benefits provided by the life insurance policy applied for are based on the investment experience of a separate account and are not guaranteed, such that:

  THE DEATH BENEFIT AMOUNT MAY INCREASE OR DECREASE TO REFLECT THE INVESTMENT EXPERIENCE OF THE VARIOUS SUB--ACCOUNTS WHICH COMPRISE THE COMPANY''S VARIABLE LIFE INSURANCE SEPARATE ACCOUNT.
  THE DURATION OF COVERAGE MAY ALSO INCREASE OR DECREASE, DUE TO THE INVESTMENT EXPERIENCE OF THESE VARIOUS SUB--ACCOUNTS.
  THE ACCOUNT VALUE AND CASH SURRENDER VALUE MAY INCREASE OR DECREASE TO REFLECT THE INVESTMENT EXPERIENCE OF THESE VARIOUS SUB--ACCOUNTS.
  THERE IS NO GUARANTEED MINIMUM POLICY VALUE NOR ARE ANY POLICY VALUES GUARANTEED AS TO DOLLAR AMOUNT.

I also acknowledge receipt of a current prospectus from the Company for the flexible premium variable universal life product and also for each of the underlying investment options of the various sub--accounts.

Signature of Proposed Insured	Signature of Applicant/Owner

Signature of Witness/Sales Representative	Sales Representative''s License No.	Date

[
Licensed Sales Representatives'' Report

1. In connection with the policies applied for, does the Owner intend to replace, borrow against, surrender or discontinue existing insurance or annuities (including group) in force with this or any other insurer? ☐ Yes ☐ No

If yes, provide details and any necessary forms.

2. Based on your reasonable inquiry about the applicant''s financial situation, insurance objectives and needs, do you believe that the policy, including the base/APB rider mix as applied for is suitable for the insurance needs, the services to be provided and anticipated financial objectives of the proposed Owner? ☐ Yes ☐ No

3. To whom shall premium notices and correspondence be sent (if other than the Insured):

Licensed Sales Representatives who will share commissions:

Name License Number Share %

_____________________________________ ______________________ _____________

_____________________________________ ______________________ _____________

_____________________________________ ______________________ _____________

_____________________________________ ______________________ _____________

I, certify: Print name

1. (a) That the questions contained in this Application were asked of the Proposed Insured and applicant and correctly recorded: (b) that this Application, report and any accompanying information are complete and true to the best of my knowledge and belief; and (c) that I have given the applicant the notice of information practice.

2. That I have reviewed with the applicant all the policy features, including the availability of the APB rider and financial impact of the base policy/APB rider mix selected.

3. That a current prospectus has been given to the applicant, if applying for a flexible premium variable universal life contract, and for each of the underlying investment companies of the various sub--accounts.

4. That all answers made by me in the above Licensed Sales Representative''s report are true and complete to the best of my knowledge and belief.

	Signature of Licensed Sales Representative	Date

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